                                                                   Exhibit 21.01

                             RWD TECHNOLOGIES, INC.

                                RWD Subsidiaries

         Subsidiary Name/
   Jurisdiction of Incorporation    Registration/Company No.    Date Formed
   -----------------------------    ------------------------ ------------------
RWD Technologies UK Limited United
 Kingdom...........................           03314693         February 3, 1997
RWD Mexico, S. de R.L. Mexico......       RME970423BF7           April 23, 1997
RWD Technologies Australia Pty Ltd
 Australia.........................        079 969 930        September 4, 1997
RWD Holdings LLC United States.....           W5067707          August 21, 1998
RWD Technologies Belgium B.V.B.A
 Belgium...........................            630.501       September 15, 1998

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